Exhibit 23.2

1775 Legacy Circle

Naperville, IL 60563

January 31, 2025

Consent of Independent Auditor

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of WiSA Technologies, Inc. of our report dated December 31, 2024, relating to the financial statements of Compusystems, Inc. (the Company), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BG Advisors CPA, Ltd

Naperville, IL

January 31, 2025